SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934
                      (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[]      Preliminary Proxy Statement
[]      Confidential, for Use of the Commission Only (as
        permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[]      Definitive Additional Materials
[] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

The Hartford Steam Boiler Inspection and Insurance Company
     (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[]      Fee computed on table below per Exchange Act Rules
        14a-6(i)(4) and 0-11.
        1) Title of each class of securities to which
           transaction applies:
        ----------------------------------------------
        2) Aggregate number of securities to which
           transaction applies:
         ----------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
           Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------
        4) Proposed maximum aggregate value of transaction:
         ----------------------------------------------
        5) Total fee paid:
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[]      Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid:
        ------------------------------------------------
        2) Form, Schedule or Registration Statement No.
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        4) Date Filed:
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

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY


March 26, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders on Thursday, April 24, 1997 at 2:00 P.M. at our Home Office at One State Street, Hartford, Connecticut.

     The Notice of the Annual Meeting and Proxy Statement are contained on the following pages. In addition to the proposals discussed in the Proxy Statement, we will also be discussing the Company's results for 1996 and outlook for 1997 and beyond.


     At this meeting, stockholders will not be asked to consider a proposal concerning the formation of a holding company structure as previously announced. It is anticipated that a special meeting will be held later this year to consider this important proposal.


     Your proxy is very important in making up the total number of shares necessary to hold the meeting, even though you may own only a few shares. Whether or not you plan to attend the meeting, please fill out, sign and return your proxy card in the envelope provided as soon as possible. Your cooperation is appreciated.

Sincerely,

Gordon W. Kreh
President and
Chief Executive Officer

The Hartford Steam Boiler
Inspection and Insurance Company
One State Street
P.O. Box 5024
Hartford, Connecticut  06102-5024

                            NOTICE OF ANNUAL MEETING

March 26, 1997

TO THE STOCKHOLDERS:

        Notice is hereby given that the Annual Meeting of Stockholders of The Hartford Steam Boiler Inspection and Insurance Company will be held on Thursday, April 24, 1997, at 2:00 o'clock P.M., at the office of the Company, One State Street, Hartford, Connecticut, for the following purposes:

          1.   To elect three directors for three-year terms;


          2. To consider and act upon a proposal to amend and restate the 1995 Stock Option Plan to increase the number of shares available for the granting of awards;


          3.   To appoint  independent  public accountants for the ensuing year;
               and

          4.   To transact any other business proper to come before the meeting.

     A Proxy Statement to assist you in the consideration of the foregoing matters is attached.

     The Board of Directors has fixed February 13, 1997, at the close of business, as the record date and time for the determination of the stockholders entitled to notice of and to vote at said Annual Meeting and any adjournment thereof.

        It is hoped that you will be able to attend this meeting. If you cannot, you are urgently requested to sign and return the enclosed proxy card in the envelope provided.

                                            By order of the Board of Directors.

                                            R. K. PRICE
                                            Corporate Secretary


                                PROXY STATEMENT

                                     GENERAL

     The enclosed proxy is solicited by the Board of Directors of The Hartford Steam Boiler Inspection and Insurance Company for use at the Annual Meeting of Stockholders to be held April 24, 1997, and at any and all adjournments thereof. The Company is a Connecticut corporation and its principal office is located at One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024, (860) 722-1866.


     You are urged to read this Proxy Statement and to fill in, date, sign and return the enclosed form of proxy. The giving of a proxy does not affect your right to vote should you attend the meeting and the proxy may be revoked at any time before it is voted. Properly executed proxies not revoked will be voted as specified.

     Arrangements will be made with brokers, nominees and fiduciaries to distribute proxy material to their principals, and their postage and clerical expenses in so doing will be paid by the Company. The entire cost of soliciting proxies on behalf of management will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies personally if proxies are not received promptly. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC's fee is not expected to exceed $3,500 in addition to out-of-pocket expenditures.

     Only holders of Company common stock and Company preferred stock of record at the close of business on February 13, 1997 are entitled to notice of, and to vote at, the meeting. Each stockholder of record on said date is being mailed the Notice, Proxy Statement and Proxy card on or about March 26, 1997. The Annual Report of the Company for the fiscal year ended December 31, 1996 was mailed to stockholders of record under separate cover on or about March 6, 1997. On February 13, 1997, there were 20,041,678 outstanding shares of Company common stock, each entitled to one vote, and 2,000 shares of Company preferred stock, each entitled to 199 votes.


        Abstentions and broker non-votes are included in the total number of shares represented for matters to be voted upon at the meeting for quorum purposes. Abstentions and broker non-votes will not be counted as either FOR or AGAINST a nominee or matter and will have no effect upon the election of directors, the approval of the Stock Option Plan amendment or the ratification of auditors.

                                PROPOSAL 1

                         ELECTION OF DIRECTORS


     The Company's Charter provides for a Board of not less than nine nor more than fourteen directors, the exact number of directorships to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board. The directors are divided into three classes each consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Each class is elected for a three-year term at successive annual meetings. At the Annual Meeting, the number of directorships will be eleven.


        Three directors are to be elected for terms of three years and until their successors are elected and qualified. Unless otherwise instructed, the shares represented by the enclosed proxy will be voted for William B. Ellis, E. James Ferland and Wilson Wilde. In the event any nominee is unable to serve as a director on the date of the Annual Meeting, the proxies may be voted for a substitute nominee recommended by the Board of Directors. A plurality of the votes cast by the shares entitled to vote is required for the election of each director.

        The nominees for election to the Board of Directors were elected to their present term at the 1994 Annual Meeting.

        Stated below are the names and ages of the nominees and directors continuing in office, the principal occupation of each during at least the last five years, the date on which each individual was first elected as a director of the Company, and other directorships and business and civic affiliations of such persons. The information set forth on the following pages with respect to each nominee's and director's principal occupation, other directorships and affiliations and beneficial ownership of Company common stock has been furnished by the nominee or director. No information is being provided for Mr. John A. Powers, who will retire from the Board of Directors effective with the 1997 Annual Meeting.

        NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
            For Three-Year Term Expiring in 2000

               William B. Ellis

               Mr. Ellis, 56, is Senior Fellow at the Yale University School of Forestry and Environmental Studies, a position he has held since
   ----- September 1995. In August 1995, he retired from his position as Chairman of the Board of Northeast Utilities and its principal subsidiaries, as well as from Connecticut Yankee Atomic Power
   PHOTO Company, after serving as Chief Executive Officer of those companies from 1983 to 1993. Mr. Ellis is a director of Advest Group, Inc., Catalytica Combustion Systems, Inc., Massachusetts
   ----- Mutual Life Insurance Company, Connecticut Capitol Region Growth Council, Inc. and The Greater Hartford Chamber of Commerce. He is also a member of the Board of The National Museum of Natural History of the Smithsonian Institution and a member of the Conservation Science Advisory Board of The Nature Conservancy.

               Mr.  Ellis has served as a director  of the  Company  since April
               1991.

               E. James Ferland

               Mr. Ferland, 54, is Chairman,  President and Chief Executive
  -----        Officer  of Public  Service  Enterprise  Group  Incorporated  and
               Chairman and Chief Executive Officer of its principal subsidiary,
  PHOTO        Public Service  Electric and Gas Company,  a position he has held
               since  1986.   Mr.  Ferland  is  a  director  of  Foster  Wheeler
  -----        Corporation and the Nuclear Energy Institute.

               Mr. Ferland has served as a director of the Company since November 1986.

               Wilson Wilde

               Mr.  Wilde,  69,  retired in April of 1994 from his  position  as
  -----        Chairman and Chief Executive Officer of the Company, which he had held since  September of 1993.  He joined the Company in 1953 and
  PHOTO        was  elected  President  in  1971.  He  is  a  director  of  PXRE
               Corporation and Front Royal, Inc. and is Chairman of the Board of
  -----        Trustees of The Loomis Chaffee School.

               Mr.  Wilde has served as a director  of the  Company  since March
               1967.



             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              Term Expiring in 1998

               Richard H. Booth

               Mr. Booth, 49, is Executive Vice President of Phoenix Home Life Mutual Insurance Company, a position he has held since October of 1994. Prior to joining Phoenix, Mr. Booth served as President, Chief Operating Officer and a director of The Travelers
  ----- Corporation from 1991 to 1994. Mr. Booth is a director of Phoenix Duff & Phelps and Aberdeen Trust PLC. He is a member of the Board
  PHOTO of Trustees and Treasurer of the Wadsworth Atheneum. He is also a member of the Board of Trustees of the Old State House, the Board
  ----- of Regents of the University of Hartford, a member of the Babson College Corporation, a member of the Corporate Associates Advisory Board of The Nature Conservancy, Connecticut Chapter, and a board member of the World Affairs Council.

               Mr. Booth has served as a director of the Company since July
               1996.


               Colin G. Campbell

               Mr. Campbell, 61, is President of Rockefeller Brothers Fund, a position he has held since 1988. Mr. Campbell is a director of
   ----- Pitney Bowes, SYSCO Corporation, Rockefeller Financial Services and HSB Engineering Insurance Limited, a subsidiary of the
   PHOTO Company. He is Chairman of the University of Cape Town Fund and Winrock International Institute for Agricultural Development. He
   ----- is a trustee of the Colonial Williamsburg Foundation, Institute for the Future and Charles E. Culpeper Foundation, and a director of Public Broadcasting Services.

               Mr. Campbell has served as a director of the Company since September 1983.



               Simon W. Leathes

               Mr. Leathes, 49, is Group Finance Director of Hambros PLC in the United Kingdom, a position he has held since 1996. Prior to
 ----- joining Hambros PLC, he served as Chief Financial Officer of Caspian Securities Ltd. in the United Kingdom from 1995 to 1996.
 PHOTO From 1980 through 1995, Mr. Leathes was with S.G. Warburg Group PLC in the United Kingdom, most recently serving as Chief
 -----         Financial  Officer/Group  Finance Director from 1992 to 1995. Mr.
               Leathes is a director of HSB Engineering Insurance Limited, a subsidiary of the Company.

               Mr. Leathes has served as a director of the Company since February 1997.


               John M. Washburn, Jr.

               Mr.  Washburn,  69, is Chairman of the Board of  Directors of The
               Merrow  Machine  Company,  a  manufacturer  of industrial  sewing
   -----       machines.  He joined  Merrow in 1953,  and served in a variety of positions  before  being named  President  in 1978, a position he
   PHOTO       held  until his  retirement  in April  1995.  Mr.  Washburn  is a director  of Walton  Company and a trustee of the YMCA of Greater
   -----       Hartford.

               Mr. Washburn has served as a director of the Company since March 1973.


                              Term Expiring In 1999

               Joel B. Alvord

               Mr. Alvord, 58, is currently Chairman of the Executive Committee and a director of Fleet Financial Group, having served as its Chairman from November 1995 until December 1996. He became
 ----- Chairman and Chief Executive Officer of Shawmut National Corporation in 1988 and was elected to Chairman of Fleet
 PHOTO Financial Group in November 1995 following the merger of Shawmut National Corporation with Fleet Financial Group. Mr. Alvord is a
 ----- director of CUNO Incorporated and the Harvard Eating Disorders Center, a trustee of The Wang Center for the Performing Arts, Boston, and an Overseer of the Museum of Fine Arts, Boston and The Boston Symphony Orchestra.

               Mr. Alvord has served as a director of the Company since December 1971.


               Richard G. Dooley

               Mr. Dooley, 67, is a consultant to Massachusetts Mutual Life Insurance Company. Mr. Dooley joined Massachusetts Mutual in 1955
 ----- and served in a variety of positions before being named Executive Vice President and Chief Investment Officer in 1978, a position
 PHOTO he held until his retirement in 1993. Mr. Dooley is a director of Advest Group, Inc., Jefferies Group, Inc., Kimco Realty Corp.,
 ----- Investment Technology Group, Inc. and certain Massachusetts Mutual-sponsored investment companies. He is a trustee of Saint Anselm College.

               Mr.  Dooley  has served as a director  of the  Company  since May
               1984.

               Gordon W. Kreh

               Mr. Kreh, 49, is President, Chief Executive Officer and a director of the Company. He joined The Boiler Inspection and Insurance Company of Canada, a subsidiary of the Company, in 1971, before moving to the Company's home office in 1975. He became an officer of the Company in 1980 and was elected Vice
  ----- President in 1984. In 1988, he was named Senior Vice President of Engineering Insurance Group, an affiliate of the Company, and
  PHOTO became its President in 1989. He was elected Senior Vice President of the Company in 1992, President in 1993 and assumed
  ----- his present position in April of 1994. Mr. Kreh is chair of the executive committee of Industrial Risk Insurers, a board member of the American Insurance Association, and a director of The Boiler Inspection and Insurance Company of Canada and HSB Engineering Insurance Limited, subsidiaries of the Company. He is also president of the board of directors of the Greater Hartford Arts Council and a trustee of the Wadsworth Atheneum.

               Mr. Kreh has served as a director of the Company since September 1993.


               Lois D. Rice

               Mrs. Rice, 63, is a Guest Scholar, Program in Economic Studies, at the Brookings Institution, a position she has held since
  ----- October 1991. From 1981 until 1991, she served as Senior Vice President, Government Affairs and a director of Control Data
  PHOTO Corporation. Mrs. Rice is a director of McGraw-Hill Companies, International Multifoods, Fleet Financial Group and UNUM Corp.
  ----- She is a trustee of The Urban Institute, the Center for Naval Analysis and the Public Agenda Foundation. Mrs. Rice also serves as a member of the President's Foreign Intelligence Advisory Board.

               Mrs.  Rice has served as a director  of the  Company  since April
               1990.


Meetings and Remuneration of the Directors

        During 1996, the Board of Directors held ten meetings and twenty-two committee meetings. Each director attended at least 75% of the meetings of the Board and committees on which he or she served combined.


     The annual retainer in effect during 1996 for each director who was neither a present or retired employee of the Company nor of a subsidiary was $25,000. In 1996, under the 1989 Restricted Stock Plan for Non-Employee Directors, one-half of the annual retainer was paid in restricted stock of the Company and one-half was paid in cash. Each non-employee director is paid a fee of $1,200 for attendance at a Board or a committee meeting and an additional $350 for each committee meeting chaired. Directors who are present or retired employees of the Company or a subsidiary do not receive such compensation for service on the Board or committees thereof and are not eligible to participate in the plans described herein for non-employee directors. Non-employee directors are not eligible to participate in any of the plans discussed in the Human Resources Committee Report on Executive Compensation. Directors may be reimbursed for reasonable travel expenses incurred in attending Board and committee meetings.

        In 1996, the Governance Committee of the Board of Directors reviewed compensation policies currently in place for non-employee members of the Board of Directors and adopted a formal policy for the compensation of directors in order to further link director compensation with the long-term interests of stockholders. According to the policy, director compensation should: a) enable the Company to attract and retain the talent needed to fulfill the responsibilities of the Board of Directors in a superior and independent fashion; b) align the interests of the directors with the long-term interests of stockholders through stock ownership; c) compensate directors for their time, efforts and capacity to assist the Company in the achievement of its long-term goals; and d) be validated in its efficacy through review by an independent compensation consultant.


        In connection with the adoption of the director compensation policy, several changes were made to the director compensation program in 1996. The 1989 Restricted Stock Plan for Non-Employee Directors was terminated effective September 23, 1996. The annual retainer was reduced effective January 1, 1997, from $25,000 to $15,000 and the Directors Stock and Deferred Compensation Plan (the "Directors Plan"), described below, was adopted effective September 23, 1996. The Retirement Plan for non-employee directors was terminated for current and future directors effective September 23, 1996. Former directors who had retired from the Board prior to September 23, 1996 will continue to receive benefits under the Retirement Plan. Under the terms of the Retirement Plan as formerly in effect, a director who retired after ten years of service on the Board was entitled to receive an annual lifetime retirement benefit equal to the annual retainer paid to such director immediately prior to retirement. All current directors waived any right to receive retirement benefits under the Retirement Plan, and the value of such benefits was converted into stock equivalent units under the Directors Plan. In addition, shares of restricted stock previously awarded to directors under the 1989 Restricted Stock Plan for Non-employee Directors as to which an election for current taxation had not been made were canceled, and an equal number of stock equivalent units was awarded. In the case of restricted shares as to which an election for current taxation had been made, the restrictions on such shares were canceled.

        Under the Directors Plan, each non-employee director receives an annual award of 550 stock equivalent units, and may elect to defer all or a portion of his or her cash compensation (annual retainer and meeting fees) for payment to a future date specified by the director. A participating director may elect to have his or her deferred account either credited annually with interest (accrued at the rate of the average of the yields at issuance of five-year U.S. Treasury Notes issued during the prior twelve-month period plus 1%) on the average daily balance held in such accounts for the preceding plan year, or translated into stock equivalent units. The number of stock equivalent units is equal to the amount of cash compensation divided by the fair market value of Company common stock on the date such compensation would otherwise have been paid.

        Account balances held under the Directors Plan are paid out in cash or an equivalent number of shares of Company common stock, at the election of the director. Amounts may be paid out either in a lump sum or in installments, at the directors' election. Dividend equivalents, in an amount equal to the amount of dividends that would have been payable had each stock equivalent unit constituted a share of Company common stock, are payable in cash at the end of each plan year on all stock equivalent units credited under the plan.

        In 1992 the Board of Directors established a Charitable Endowment Program for members of the Board of Directors who have at least one year of service as a director. A portion of the program is currently funded by life insurance. The Company intends to make tax deductible charitable contributions of $1 million to charities recommended by each director, paid out over a period of ten years following the death of the director. Directors derive no financial benefit from the program since any insurance proceeds and charitable deductions accrue solely to the Company.

        The Company's Board of Directors annually appoints certain directors to serve on standing committees of the Board of Directors, which currently include the Audit, Human Resources, Governance, Finance and Executive Committees.

     The Audit Committee's primary responsibility is to review and report to the Board on the Company's accounting policies, the adequacy of its financial and internal auditing controls, and the reliability of financial information reported to the public. The Committee has the authority to approve the scope of the annual audit and to authorize the release of quarterly and annual financial statements. The Audit Committee held four meetings during 1996. Mr. Ferland (Chairman), Mr. Booth, Mr. Powers and Mr. Washburn, none of whom is an employee of the Company or a subsidiary, presently serve on the Audit Committee.


        The Human Resources Committee reviews remuneration for the Company's executives as described in the Human Resources Committee Report on Executive Compensation located on page 9. The Committee reviews the Company's benefit plans and policies and practices with respect to employee relations. The Committee acts as Plan Administrator for the 1985 Stock Option Plan, the 1995 Stock Option Plan, the Directors' Retirement Plan, the Directors Stock and Deferred Compensation Plan, and the Long-Term and Short-Term Incentive Plans. The Human Resources Committee held six meetings during 1996. Mr. Ellis (Chairman), Mr. Campbell, Mr. Powers and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Human Resources Committee.

        The Governance Committee reviews the organization and performance of the Board of Directors and reviews and recommends Director compensation. The Committee also reviews the Company's policies and practices with respect to community relations and recruits and nominates candidates for Board membership in conjunction with the Chief Executive Officer. In accordance with the Company's Bylaws, any nomination by a stockholder must have been made by proper written notice given to the Corporate Secretary not later than February 15, 1997 in order to be considered for the 1997 Annual Meeting. The Governance Committee held seven meetings during 1996. Mr. Campbell (Chairman), Mr. Alvord, Mr. Dooley, Mr. Ellis and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Governance Committee.

        Other committees of the Board of Directors are the Finance Committee and the Executive Committee. The Finance Committee reviews the investment plan of the Company, investor relation activities, and other matters involving the Company's financial resources. Mr. Dooley (Chairman), Mr. Alvord, Mr. Booth, Mr. Ferland and Mr. Washburn, none of whom is an employee of the Company or a subsidiary, presently serve on the Finance Committee, which held five meetings in 1996. The Executive Committee acts on behalf of the Board of Directors in the interim between meetings of the Board when prompt, formal action is necessary. Mr. Wilde (Chairman), Mr. Alvord, Mr. Campbell, Mr. Dooley, Mr. Ellis and Mr. Ferland presently serve on the Executive Committee, which did not meet in 1996.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT



        The Company is unaware of any stockholder who on February 1, 1997 was the beneficial owner of 5 percent or more of Company common stock outstanding except as noted in the following table.




Name of Beneficial Owner                   Amount of Shares    Percent of Class
------------------------                   ----------------    ----------------
Scudder Stevens & Clark, Inc.              1,114,210(1)             5.56%
Two International Place
Boston, MA  02110-4103

(1) Information provided as of 12/31/96 by Scudder, Stevens & Clark, Inc. indicates that Scudder, Stevens & Clark, Inc. has sole voting power with respect to 331,900 shares and sole dispositive power with respect to 1,114,210 shares.



     The number of shares of Company common stock beneficially owned as of February 1, 1997 by each nominee and director, by each executive officer named in the Summary Compensation Table, which in each case represents less than 1% of the Company common stock outstanding as of such date, and by all current directors and executive officers as a group, is shown in the table below. The table also sets forth the number of stock equivalent units credited to non-employee directors participating in the Directors Stock and Deferred Compensation Plan, which is explained in detail beginning on page 6. Individuals are fully at risk as to the value of stock equivalent units held in their deferred accounts, which will be converted to an equal number of shares of Company common stock, or their equivalent cash value, at the election of the director, upon his or her termination of board service.

        Unless otherwise indicated, each officer, nominee and director has sole voting and investment power (or shares such powers with a family member) with respect to Company common stock shown as held directly. All shares shown as held indirectly reflect sole voting and investment power exercised by the individual specified unless otherwise indicated.



                                                         Stock Equivalent      Total Number of Shares
Beneficial Owner     Directly Held     Indirectly Held        Units          and Stock Equivalent Units
----------------     -------------     ---------------        -----          --------------------------



Joel B. Alvord           618                                3,008                3,626
Saul L. Basch         41,770(1)                                                 41,770
Richard H. Booth       1,000                                                     1,000
Colin G. Campbell      2,386              1,200(2)          2,404                5,990
Richard G. Dooley      6,791                                6,030               12,821
Michael L. Downs      99,420(3)                                                 99,420
William B. Ellis         600                                3,029                3,629
E. James Ferland       1,000              2,000(4)          3,206                6,206
John J. Kelley       112,877(5)                                                112,877
William A. Kerr       40,739(1)                                                 40,739
Gordon W. Kreh       256,703(6)             700(7)                             257,403
Simon W. Leathes           0
John A. Powers         2,045                                6,350                8,395
Lois D. Rice             752                200(8)          3,597                4,549
John M. Washburn, Jr. 10,503              2,000(4)          6,235               18,738
Wilson Wilde             891                655(9)                               1,546




All Current Directors and Executive Officers as a Group (19 in number): 774,019 (10)

 (1) Includes 40,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1997.
 (2) 400 shares held in trusts for benefit of children and 800 shares held as trustee of trusts for benefit of nieces and nephews, over which Mr. Campbell exercises shared voting and investment power.
 (3) Includes 85,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1997.
 (4)    Shares held by spouse.
 (5) Includes 104,200 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1997.
 (6) Includes 242,500 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1997.
 (7) 300 shares held by spouse, 200 shares held by daughter and 200 shares held by son.
 (8)    As trustee.
 (9) 160 shares held by spouse. 495 shares held in a charitable foundation, over which Mr. and Mrs. Wilde exercise shared voting and investment power.
(10) Includes 657,200 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1997. Assuming the exercise of all such options, the percentage of Company common stock owned by directors and executive officers as a group would be 3.74% of the Company common stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

        Ownership of and transactions in Company stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, based solely on a review of the copies of reports that were furnished to the Company and written representations that no other reports were required, all required reports were made in a timely manner with respect to the fiscal year ended December 31, 1996.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Executive compensation programs for the Senior Vice Presidents and Chief Executive Officer of the Company (the "executives") are administered by the Human Resources Committee of the Board of Directors (the "Committee"). A nationally recognized compensation consultant also reviews and analyzes the Company's executive compensation policies and practices in order to advise the Committee as more fully described below. The Committee believes that the structure of the Company's compensation programs provides a direct link between Company performance and executive compensation.

        Under the direction of the Committee, executive compensation programs are structured to provide performance-based incentives to achieve the Company's short and long-term goals, and to enable the Company to attract and retain key individuals. In 1996, the Company used a group of comparison companies (the "Comparison Group") to determine competitive executive pay levels and practices. The Comparison Group was composed of 18 leading property/casualty insurance and engineering companies (including five of the six insurance companies in the S&P 500 Property/Casualty Insurance Index used in the Performance Graphs located on page 17). Practices analyzed included pay level and components, stock ownership levels and short and long-term incentives. Base salary and variable compensation paid under the Company's incentive plans (Short-Term and Long-Term Incentive Plans and the 1995 Stock Option Plan) in 1996 to executives as a group, and for Mr. Kreh individually, were below the median range of that paid to executives by the companies in the Comparison Group according to information compiled by the Company's compensation consultant.


     Base salary adjustments are made for executives based upon an analysis of individual performance, changes in responsibilities, and comparative data for base salaries paid to executives with similar responsibilities in the Comparison Group. Annual salary adjustments for executives are recommended by the Chief Executive Officer and approved by the Human Resources Committee in its discretion. The Committee determines adjustments for the Chief Executive Officer in its discretion. For 1996, base salary adjustments for executives other than Mr. Kreh were made for competitive reasons based upon comparisons with the Comparison Group. Mr. Kreh received an 8% base salary increase based on the Committee's analysis of the comparative data for base salaries paid to executives with similar responsibilities in the Comparison Group.

     The Company's Short-Term Incentive Plan provides for the annual award of bonuses to key employees (presently limited to the officer group of the Company, including the executives) at the end of the fiscal year provided certain performance measures are achieved. Under a schedule defined by the plan that establishes threshold, target and maximum levels, the Committee establishes a pool of incentive award dollars based on the actual percentage of Annual Budgeted Net Income Per Share (cited in the Business Plan of the Company) achieved for the year and the performance of the Company as compared to the performance of the insurance industry and/or other appropriate industries with reference to such performance measures as the Committee deems appropriate. In evaluating Company performance, the Committee considers such factors as (listed in order of importance, from highest to lowest): growth in operating income; insurance combined ratio; return on equity; and engineering services' margin. Once the pool is established, individual awards are then determined by the Chief Executive Officer, based on his evaluation of the participant's contributions to results during the plan year. The awards may range from 0 to 100% of the participant's base salary. The Committee determines the award for the Chief Executive Officer and has final discretionary authority over all awards made under the plan.

     For 1996, the Committee evaluated Company results achieved for growth in operating income, insurance combined ratio, return on equity and engineering services' margin, as compared, where appropriate, to published results achieved or anticipated for the property/casualty insurance industry as a whole. In 1996, the Actual Percentage of Budgeted Net Income Per Share achieved the threshold level set under the schedule defined under the plan for establishment of the bonus pool. In 1996, the Committee determined that the Company substantially outperformed the property/casualty insurance industry for both return on equity and insurance combined ratio (the Company's return on equity for 1996 was 15.6% and the insurance combined ratio was 94.7), and determined that the Company's engineering services' margin of 13.2% was superior. Mr. Kreh was awarded $135,000 under the plan based on the Committee's evaluation of Mr. Kreh's contributions to these results. Mr. Kreh determined the executives' awards for 1996, based on his evaluation of these results, and each executive's contributions to such results.

     Long-term incentives are provided to executives through awards made under the Company's Long-Term Incentive Plan. Under the plan, the Committee establishes specific Performance Goals for each participant (or all participants as a group) at the beginning of each Performance Period based on one or more of the following Performance Measures: insurance combined ratio; expense ratio; net income per share; return on equity; total stockholder return; return on assets; revenues; engineering services' margin; increase in book value; and market share. For each Performance Goal, an award schedule of Performance Contingent Units is established for minimum, target and maximum attainment of such goal, based on a percentage of a participant's base salary rate at the beginning of the period (adjusted for any promotional increases during the Performance Period) divided by the average of the high and low trading prices of Company common stock on the first trading date of the Performance Period. If the minimum level of achievement is not reached for the Performance Measures, the payout will be zero.


        The actual Performance Contingent Award to be paid to a participant at the conclusion of the Performance Period is based on the level of attainment of the Performance Goals established for such period. The maximum award of Performance Contingent Units for any participant for a Performance Period cannot exceed 60% of the participant's base salary divided by the fair market value of Company common stock on the first trading day of the Performance Period. Awards are prorated for actual length of service as an eligible executive during the Performance Period. Any payments are made in cash or in shares of Company common stock (which may be restricted shares), as determined by the Committee. At the discretion of the Committee, dividend equivalents may be paid in conjunction with award payouts made under the plan, equal to the amount of cash dividends that would have been paid during the Performance Period with respect to an award of Performance Contingent Units if the award had been made in Company common stock. For the three-year Performance Period which runs January 1, 1996 through December 31, 1998, the Performance Measures are net income per share, expense ratio and return on equity.


        The Committee determined that payouts to be made under the plan for the Performance Period ending in 1996 would be made in shares of restricted stock in order to further link executives' interests with long-term Company performance. These shares cannot be sold or transferred and will be forfeited if the executive leaves the Company within a period of five years for reasons other than death, disability, retirement, involuntary termination other than for cause, or resignation with the consent of the Human Resources Committee of the Board of Directors of the Company.

     For the Performance Period ending in 1996, the Committee established specific Performance Goals at the beginning of the Performance Period based on the following Performance Measures: net income per share, expense ratio and return on equity. For each Performance Goal, an award schedule of Performance Contingent Units was established for minimum, target and maximum attainment of such goals, based on a percentage of the participant's base salary rate at the beginning of the period (adjusted for any promotional increases during the period), divided by the average of the high and low trading prices of Company common stock on January 3, 1994. For the 1994 through 1996 Performance Period, the net income per share threshold was not achieved, the expense ratio target was exceeded, and the return on equity threshold was exceeded. Awards made to executives under the plan for the Performance Period ending in 1996, including Mr. Kreh's award of 2,666 shares of restricted stock, were calculated under the award schedule established by the Committee based on these results.


        During 1996, executive officers were eligible for awards under the Company's 1995 Stock Option Plan. Plan awards provide executives with long-term incentives and reinforce the link between executives' long-term interests and those of stockholders. Stock options are awarded based upon the market price of Company common stock on the date of the grant and provide a vehicle to reward executives only if the price of Company common stock increases above the grant price.


     Awards to be made to specific participants are determined by the Committee at its discretion. The Company's outside compensation consultant reviews each executive's award in comparison to awards made to individuals employed by companies in the Comparison Group and makes recommendations as to whether the awards made to Company executives should be adjusted. Several factors were considered in determining the size of stock option grants to executive officers in 1996, including competitive practices at companies in the Comparison Group, the Committee's perception of the recipient's ability to affect the results of the Company over time and individual levels of responsibility. Awards made to executives in 1996, including Mr. Kreh's award of 75,000 stock options, were determined by the Committee in its discretion based on its evaluation of these criteria.


        Under Internal Revenue Service rules, publicly held corporations may not deduct certain types of compensation paid to the Chief Executive Officer and the next four most highly compensated individuals to the extent such compensation exceeds $1 million. Certain types of compensation are excluded from this limitation, including performance-based compensation paid under plans that are approved by stockholders and administered by outside directors.

        Based on the current provisions of this law, any compensation derived from the exercise of stock options granted under the 1985 and 1995 Stock Option Plans or awards made under the Long-Term Incentive Plan will be exempt from the limit on the corporate tax deduction. Any amounts payable under the Short-Term Incentive Plan to the named executives would count toward the limitation as would base salary and the value of any vesting restricted stock under the Stock Option Plan, but these amounts are not expected to reach the $1 million limit for any of the named executives. Under the current provisions of the law, compensation paid to executives during 1996 was fully deductible and the Company believes that all compensation paid to executives during 1997 will also be fully deductible.


Respectfully submitted by the Human Resources Committee of the Board of Directors of the Company

William B. Ellis (Chairman)
Colin G. Campbell
John A. Powers
Lois D. Rice

                      SUMMARY COMPENSATION TABLE

        The following table sets forth cash compensation for the five most highly compensated executive officers of the Company serving as executive officers on December 31, 1996 for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.



                                            Annual Compensation              Long-Term Compensation
                                                                            Awards           Payouts
                                                                                  Securities
                                                                    Restricted    Underlying               All Other
                                                                    Stock         Options       LTIP       Compen-
Name and Principal Position       Year      Salary        Bonus     Award(s)(1)   (Number       Payouts(2) sation(3)
                                                                                  of shares)




Gordon W. Kreh, President         1996      $527,692      $135,000  $121,636       75,000              0   $ 4,750
 and Chief Executive Officer      1995      $484,615      $300,000         0       47,500       $ 50,625   $ 6,532
                                  1994      $419,231      $157,500         0       50,000       $ 94,380   $ 7,210


John J. Kelley                    1996      $302,692     $ 60,000   $ 49,549       30,000              0   $ 2,250
 Senior Vice President            1995      $267,308     $125,000          0       30,000       $ 18,563   $ 5,922
                                  1994      $229,077     $ 75,000          0       25,000       $ 38,125   $ 6,737

Michael L. Downs                  1996      $301,154     $ 30,000   $ 47,313       30,000              0   $ 4,500
 Senior Vice President            1995      $248,462     $125,000          0       30,000       $ 11,645   $ 6,532
                                  1994      $180,442     $ 60,000          0       25,000       $  9,319   $ 7,160

Saul L. Basch, Senior             1996      $310,385     $ 60,000   $ 22,539       20,000              0   $ 4,500
 Vice President, Treasurer        1995      $75,000      $ 30,000          0       20,000       $  1,689         0
 and Chief Financial Officer(4)

William A. Kerr                   1996      $267,308     $ 50,000   $ 20,029       20,000              0   $ 4,750
 Senior Vice President(4)         1995      $72,115      $ 30,000          0       20,000       $  1,875         0





(1) For 1996, represents Long-Term Incentive Plan awards for 1994-1996 Performance Period, which were paid out in shares of Restricted Stock with a five-year vesting period as explained in more detail in the Human Resources Committee Report on Executive Compensation located beginning on page 9. The value of restricted stock shown in this column is calculated by multiplying the closing price of Company common stock on the date the restricted shares were granted by the number of shares awarded. Recipients are entitled to receive dividends on restricted stock to the extent paid on Company common stock generally. None of the named executives held any shares of restricted stock as of 12/31/96.

(2) The LTIP payouts column shows cash payouts made under the Company's Long-Term Incentive Plan for the performance periods that ended in 1995 and 1994. Payouts for the performance period that ended in 1996 were made in shares of restricted stock, as reflected in the Restricted Stock Awards column.

(3) For 1996, reflects Company contributions under the Company's Thrift Incentive Plan.

(4) Compensation for Mr. Basch and Mr. Kerr is reported beginning in 1995, when they became executive officers of the Company, and their 1995 cash compensation reflects the fact that they were not employed by the Company for a full year in 1995.

                STOCK OPTION AND LONG-TERM INCENTIVE PLAN TABLES

The  following  tables  show  information  with  respect  to stock  options  and
potential  awards  under  the  Company's   Long-Term   Incentive  Plan  for  the
individuals named in the Summary Compensation Table.

               Option Grants in Last Fiscal Year (ended 12/31/96)

                                                                                        Potential Realizable
                                          Individual Grants                           Value at Assumed Annual
                                                                                       Rates of Stock Price
                                  Percent of                                              Appreciation for
                   Number of      Total                                                    Option Term(2)
                   Securities     Options
                   Underlying     Granted to      Exercise
                   Options        Employees       or Base        Expira-
Name               Granted        in Fiscal       Price          tion
                     (1)          Year            ($/Share)      Date               5%             10%
--------------------------------------------------------------------------------------------------------------


Gordon W. Kreh       75,000       19%           $50.00         3/24/2006      $ 2,357,250    $5,976,000

John J. Kelley       30,000       7.6%          $50.00         3/24/2006      $   942,900    $2,390,400

Michael L. Downs     30,000       7.6%          $50.00         3/24/2006      $   942,900    $2,390,400

Saul L. Basch        20,000       5.1%          $50.00         3/24/2006      $   628,600    $1,593,600

William A. Kerr      20,000       5.1%          $50.06         1/1/2006       $   630,800    $1,596,800
                     20,000       5.1%          $50.00         3/24/2006      $   628,600    $1,593,600


(1) Options granted are nonstatutory stock options. The exercise price of the option is equal to the fair market value of the stock on the date of the grant. Payment for the shares as to which an option is exercised may be made in cash or in shares of Company common stock or a combination of cash and stock. These options may not be exercised any earlier than one year or any later than ten years from the date of the grant. Participants will be permitted to satisfy any federal, state or local tax requirements due upon exercise of a stock option by delivering to the Company already-owned Company common stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax.

(2) These figures are calculated pursuant to SEC rules by multiplying the number of options granted by the difference between the option exercise price and a future hypothetical stock price, assuming the value of Company common stock appreciates 5% or 10% each year over the original option price, compounded annually, for the life of the options. These figures are not intended to forecast possible future appreciation, if any, of the Company's stock price.

  Aggregated Option Exercises in Last Fiscal Year (ended 12/31/96) and FY-End
                                 Option Values

                                                              Number of
                                                              Securities                Value of
                                                              Underlying                Unexercised In-
                                                              Unexercised               the-money
                         Shares                               Options at                Options at
                         Acquired on          Value           Fiscal Year-end           Fiscal Year-end
Name                     Exercise             Realized              (#)                      ($)
                            (#)                 ($)           Exercisable/              Exercisable/
                                                              Unexercisable             Unexercisable
-------------------------------------------------------------------------------------------------------

Gordon W. Kreh              0                  $0            167,500/75,000             $208,525/0
John J. Kelley              0                  $0            74,200/0                   $130,450/0
Michael L. Downs            0                  $0            55,000/30,000              $130,450/0
Saul L. Basch               0                  $0            20,000/20,000                 0/0
William A. Kerr             0                  $0            0/40,000                      0/0





     Long-Term Incentive Plan -- Awards in Last Fiscal Year (ended 12/31/96)





                                                          Estimated Future Payouts under Non-stock
                           Number of      Performance                    Price-based Plans(2)
                           Shares,        or Other
                           Units or       Period until
                           Other          Maturation or
Name                       Rights (1)    Payout           Threshold      Target         Maximum
--------------------------------------------------------------------------------------------------


Gordon W. Kreh              *             1996-1998       2,847          3,746          5,993
John J. Kelley              *             1996-1998       1,044          1,373          3,296
Michael L. Downs            *             1996-1998       1,025          1,348          3,236
Saul L. Basch               *             1996-1998       1,139          1,498          3,596
William A. Kerr             *             1996-1998         949          1,249          2,996


(1) The actual number of performance units awarded at the end of each period, if any, is not yet determinable because the number of units earned will be based on Company performance during the Performance Period as described below.


(2) Represents the potential number of Performance Contingent Units that may be awarded to participants for the 1996-1998 Performance Period for the indicated levels of performance under the terms of the Long-Term Incentive Plan, a detailed description of which is contained in the Human Resources Committee Report on Executive Compensation beginning on page 9. If the threshold, target or maximum goals are reached, payouts under the plan will be made in shares of Company common stock (which may be restricted shares) at the end of the Performance Period, or their corresponding cash value at that time. Awards are prorated for length of service during the Performance Period, and for varying degrees of performance between the threshold and maximum levels of performance. (For the Performance Period that ended on December 31, 1996, payouts were made in shares of restricted stock as indicated in the Summary Compensation Table located on page 12).


Retirement Plans

The following table shows the estimated annual amounts payable on a life annuity basis to a participant retiring on 12/31/96 at age 65 under the Company's qualified defined benefit pension plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on compensation that is covered under the plans and years of service with the Company. All of the executives named in the Summary Compensation Table participate in these plans. (A small portion of Mr. Kreh's annual retirement benefit as calculated pursuant to the table shown below will be paid from The Boiler Inspection and Insurance Company of Canada's retirement plan due to Mr. Kreh's initial service and earnings with that affiliate.)

  Final                                   Years of Service
 Average
Earnings     15            20              25         30       35
--------     --            --              --         --       --


200,000   45,932           61,242         76,553     82,553      88,553

300,000   69,932           93,242        116,553    125,553     134,553

400,000   93,932          125,242        156,553    168,553     180,553

500,000  117,932          157,242        196,553    211,553     226,553

600,000  141,932          189,242        236,553    254,553     272,553

700,000  165,932          221,242        276,553    297,553     318,553

800,000  189,932          253,242        316,553    340,553     364,553

900,000  213,932          285,242        356,553    383,553     410,553

Benefits payable under the Company's Retirement Plan are based on the average of the participant's highest three consecutive years of earnings in the 5-year period before retirement, and on years of service. Earnings covered under the plan include compensation listed in the Summary Compensation Table under the "Salary", "Bonus", "Restricted Stock Awards" and "LTIP Payouts" columns. (Restricted stock awarded under the Company's stock option plans is included in the year the shares vest due to the expiration of the restricted period of time, based on the fair market value of the shares on the vesting date. Restricted stock awarded under the Company's stock option plans after January 1, 1994 is not included in the definition of earnings under the plan. Restricted stock awarded under the Company's Long-Term Incentive Plan is included as earnings under the plan in the year the shares are awarded, based on the fair market value of the shares on the award date.) Credited years of service as of December 31, 1996 for the individuals named in the Summary Compensation Table is as follows: Mr. Kreh, 26 years; Mr. Kelley, 25 years; Mr. Downs, 24 years; Mr. Basch, one year; and Mr. Kerr, one year.

     In addition, the executive officers named in the Summary Compensation Table are covered under a supplemental retirement/death benefit program. Under this program, if the executive officer should die prior to his retirement, his beneficiary will be entitled to one of the following two options that has been selected by the executive: 1) an annual death benefit equal to 50% of the executive's base salary for fifteen years; or 2) three times the executive's base salary at the time of his death. At retirement, the executive is entitled to an annual retirement supplement equal to 35% of his base salary for fifteen years. An executive's right to the retirement benefit vests over a five-year period, beginning on the date he is appointed an executive officer.

Employment Arrangements

     The members of the Board of Directors believe that it is in the best interests of the stockholders for the Company to have employment agreements with each of the executive officers named in the Summary Compensation Table (and certain other key employees) to (i) encourage them to remain in the Company's employ during the uncertain times that attend a threatened or actual change in control of the Company; and (ii) provide specified benefits in the event of certain terminations unrelated to a change in control event. Under the terms of the agreements, generally, a change in control shall be deemed to have occurred if (i) any person acquires securities of the Company representing 25% or more of the Company's then outstanding securities; (ii) current directors and those replacement or additional members of the Board subsequently approved by a vote of at least two-thirds of the Board, cease to make up at least two-thirds of the Board; (iii) a merger or consolidation of the Company occurs such that the stockholders of the Company prior to such merger own less than 60% of the surviving corporation; or (iv) a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company occurs. A threatened change in control shall be deemed to have occurred if (i) the Company enters an agreement, which if consummated would result in a change in control; (ii) the Company or any person announces an intention to take actions which if consummated would constitute a change in control; (iii) any person acquires securities of the Company representing 10% or more of the Company's then outstanding securities; or (iv) the Board determines that a threatened change in control has occurred.

        Upon a change in control, the following will occur: (i) under the Company's Long-Term Incentive Plan, the fair market value of Performance Contingent Units allocated to the executive for each three-year Performance Period within which the date of the change in control falls, prorated for actual service within each Performance Period prior to such date, will be paid, and the restrictions on any shares of restricted stock awarded will lapse and any amounts deferred will be paid; (ii) under the Company's Short-Term Incentive Plan, an award will be paid calculated as though target performance was achieved for the year within which the change in control occurs; (iii) under the Company's Stock Option Plan, all stock options outstanding on the date of the change in control will become immediately exercisable and the restrictions on any restricted stock previously awarded will lapse.

     If an executive's employment with the Company is terminated within the term of the agreement following a change in control or, under certain circumstances, a threatened change in control, other than for cause or resignation (other than for good reason, which means termination as a result of, among other things, the involuntary assignment of such executive to duties inconsistent with the executive's position prior to such event or a reduction of the executive's current compensation or benefits), the executive becomes entitled to the following: (i) three times the sum of the executive's base salary in effect at the time of such event and the three-year average of amounts paid to the executive under the Company's Short-Term and Long-Term Incentive Plans; (ii) a
fully vested supplemental retirement benefit, as described above under Retirement Plans; (iii) credit for an additional three years of service under the Company's retirement plans; (iv) three years of welfare benefits provided at the Company's then current subsidy rate; (v) reimbursement of any costs incurred by the executive to enforce the agreement; (vi) outplacement services; and (vii) payment to the executive equal to the amount of any excise tax imposed upon the executive with respect to the foregoing payments as a result of the occurrence of such event.

        The agreements also provide certain severance benefits in the event that the Company terminates the employment of the executive other than for cause or in connection with a change in control. In such event, the executive would be entitled to receive severance payments in installments over a period of two years equal to two times the executive's base salary, outplacement services and reimbursement of any costs incurred to enforce the agreement if the executive is successful in such effort.

        The Company has established a trust (which would be funded upon a threatened change in control) pursuant to which payments under these agreements and certain other benefit plans will be paid in the event of a threatened or actual change in control.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There are none.

                          TRANSACTIONS WITH MANAGEMENT

        Fleet Financial Group, of which Mr. Alvord served during 1996 as Chairman and a director, performed various services for the Company in 1996, among which were acting as the trustee for the Company's Thrift Incentive Plan, the Retirement Plan and the Employee Stock Ownership Plan. The Company and certain of its subsidiaries also maintained various accounts with Fleet Financial Group during 1996. In the opinion of the Company, the fees for these services were comparable to those charged by other financial institutions. The Company and its subsidiaries maintain banking relationships with various other financial institutions.


                               PERFORMANCE GRAPHS


     The following two line-graphs compare cumulative, five-year and ten-year total stockholder returns on Company common stock on an indexed basis with the S&P 500 Stock Index and the S&P 500 Property/Casualty Insurance Index, based on initial investments on December 31, 1991 and December 31, 1986, respectively, of $100, assuming that all dividends, if any, were reinvested.


                           1991     1992     1993     1994     1995    1996
----------------------------------------------------------------------------


Hartford Steam Boiler      100     105.47    83.72    78.54    103.51  100.80
S&P Property/Casualty      100     117.11   115.04   120.67    163.38  198.53
S&P 500                    100     107.62   118.46   120.03    165.13  203.05





                      1986    1987    1988    1989    1990    1991    1992    1993    1994    1995    1996
----------------------------------------------------------------------------------------------------------


Hartford Steam Boiler 100     100.98  167.70  252.36  237.83  290.23  306.12  242.98  227.95  300.43  292.56
S&P Property/Casualty 100      95.97   98.88  144.55  141.24  176.83  207.08  203.42  213.38  288.91  351.06
S&P 500               100     105.25  122.73  161.62  156.60  204.31  219.88  242.04  245.24  337.39  414.86






                                   PROPOSAL 2

                  PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN


     The Board of Directors believes that the Company's 1995 Stock Option Plan has been of substantial value in facilitating the efforts of the Company to attract and retain key employees of outstanding ability by providing them an opportunity to acquire a proprietary interest in the Company and giving them an additional incentive to remain with the Company and to use their best efforts on its behalf.



     The plan currently provides that a maximum of 850,000 shares of Company common stock may be issued pursuant to grants made under the plan and that the plan will terminate on April 17, 2005. The Board of Directors believes that the grants made pursuant to the plan are an important component of the Company's overall compensation program and are necessary to attract and retain outstanding executives and other key employees. On February 1, 1997, 329,650 shares remained available for future grants to be made pursuant to the plan. Since the adoption of the plan in 1995, the Company's compensation practices have been modified to make equity ownership of the Company a larger component of compensation, and therefore, the Board of Directors believes the number of shares presently available for the grant of awards under the plan will be insufficient for the number of awards to be made by the Company. The Board therefore adopted on November 3, 1996, subject to the approval of the stockholders, an amendment to the plan which would increase the number of shares subject to issuance under the plan to 1,850,000.

     The full text of the proposed plan amendment is annexed as Appendix A to this Prospectus and Proxy Statement.

     The closing price of Company common stock on March 14, 1997 as reported in The Wall Street Journal was $46.25.



Material Features of the Plan

General

        Executive and middle management employees of the Company or its subsidiaries are eligible to participate in the plan. The Board estimates that approximately two hundred persons participate in the plan. Participants are recommended by their management. Under the plan, The Human Resources Committee of the Board of Directors, as plan administrator (the "Committee"), is authorized to grant incentive and nonstatutory stock options, stock appreciation rights in tandem with such options and restricted stock awards to eligible employees.

     As approved by stockholders at the 1995 Annual Meeting, a maximum of 850,000 shares of Company common stock has been reserved for issuance under the plan. (If the proposed amendment is approved, the maximum number of shares reserved for issuance will be 1,850,000.) No single participant may be granted awards pursuant to the plan in excess of 100,000 shares of Company common stock in any calendar year. The plan permits adjustments, in the Board of Directors' discretion, in the number of shares of Company common stock authorized to be issued in the event of stock splits, stock dividends and other changes in the capitalization of the Company. The plan provides that preferred stock may be issued in lieu of common stock. The Company has no present intention to issue preferred stock pursuant to the plan. Shares of Company common stock issued under the plan may be newly issued or shares previously repurchased by the Company.

        The Committee is responsible for determining the type and particular provisions of awards for eligible employees and is responsible for interpreting the plan and for issuing such rules as are necessary for its administration. The Committee is composed of directors who are ineligible to participate in the plan.

        Under the terms of the plan, the Board of Directors is permitted to amend, suspend or discontinue the plan except that no amendment may be made without the approval of stockholders that increases the number of shares reserved for options and restricted stock awards under the plan, changes the class of persons eligible to participate, permits an option grant at a price less than fair market value or extends the term of the plan or the term during which an option may be granted or exercised.

Option Grants

        The plan provides that the option price of both incentive and nonstatutory stock option grants will not be less than the fair market value of Company common stock on the date an option is granted. The fair market value is defined as the average of the high and low prices per share of Company common stock as quoted by the New York Stock Exchange Composite Transaction Reporting System.

     The specific terms of an option grant to a plan participant are determined by the Committee. However, in no event may an option be exercised within one year of, or beyond ten years from, the date of the grant. In addition, no option or associated stock appreciation right may be exercised more than two years after termination of the participant's employment, if such termination occurred following the death, disability or retirement of the participant or a change in control of the Company, as such terms are defined in the plan. If termination of employment occurs for any other reason (other than termination for cause) no option or associated stock appreciation right may be exercised more than three months following the date of termination. However, if the participant dies within this three-month period, the participant's beneficiary will be permitted to exercise the option or stock appreciation right within one year of the date of termination of employment. No option may be exercised by a participant or a beneficiary beyond the term specified in the option grant. Options and stock appreciation rights will generally be nontransferable during the lifetime of the participant, except that the Committee may, in its discretion, grant nonqualified stock options that may be transferred pursuant to a qualified domestic relations order, or to an immediate family member or a trust for the benefit of an immediate family member. Payment for the shares as to which an option is exercised will be made in cash, or if permitted by the Committee, in shares of Company common stock that have been held by the participant for at least six months, or a combination of cash and stock. The Committee may permit participants to satisfy, in whole or in part, any federal, state, or local tax requirements due upon exercise of a stock option by delivering to the Company already owned Company common stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax.

        Under the terms of the plan, an option grant may, in the discretion of the Committee, also include a stock appreciation right which will entitle a participant to surrender the option, in whole or in part, and receive in exchange an amount equal to the excess of the fair market value, on the date of surrender, of the shares covered by the option over the option price of such shares. This excess may be paid in shares of Company common stock, cash or a combination of both, at the discretion of the Committee.

Restricted Stock Awards

         A restricted stock award is an award of common shares that may not be sold, assigned, transferred, or otherwise encumbered, except by will or the laws of descent and distribution, for a period (the "restricted period") of five years, or such shorter period as the Committee shall determine, from the date on which the award is granted. The Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of the award. In addition, the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the restricted period.

         During the restricted period, the participant is the registered owner of the shares and is entitled to receive dividends with respect to such stock and to vote such shares, but participants do not receive stock certificates. If during the restricted period the participant's continuous employment terminates for any reason (other than by reason of death, disability, retirement or pursuant to a change in control as such terms are defined under the plan), any shares remaining subject to restrictions are forfeited by the participant and transferred at no cost to the Company, provided however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of employment. When the restricted period ends, the restrictions on shares lapse and stock certificates are delivered to the participant. The Committee may permit participants to satisfy, in whole or in part, any federal, state, or local tax requirements due upon the lapse of such restrictions by delivering already-owned Company common stock or by directing the Company to retain Company common stock otherwise issuable to the participant upon the lapse of such restrictions, having a fair market value equal to the amount of the tax.

Federal Income Tax Consequences

         A participant is not taxed upon the grant of a Nonstatutory Stock Option (NSO). Upon the exercise of an NSO, the participant is taxed at ordinary income rates on the difference between the fair market value of the shares on the date of exercise and the option price. The Company is entitled to a tax deduction equal in amount to ordinary income recognized by the participant. The participant's basis in the Company common stock acquired upon exercise of an NSO is equal to the option price plus the amount of ordinary income recognized.

         A participant does not recognize any income for federal income tax purposes upon either the grant or timely exercise of an Incentive Stock Option
(ISO). However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax.

         If the participant holds the shares purchased through the exercise of the ISO for two years from the date of the grant of the option and one year from the exercise date, the participant will be eligible for long-term capital gains treatment on the sale of the shares equal to the difference between the amount realized on the sale and the option price. The Company is not entitled to a tax deduction in this event. If the participant disposes of the shares within two years from the date of the grant or within one year from the exercise date (a "disqualifying disposition"), the participant will be subject to ordinary income tax treatment on the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on disposition. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the participant.

         The Committee may, in its discretion permit a participant to deliver previously acquired shares in payment for the option price of an NSO or ISO. If the participant uses shares of Company common stock to pay the option price of an NSO, gain or loss is not recognized on the exchange to the extent that the number of shares received does not exceed the number turned in as payment. The shares received in the exchange have the same basis and holding periods as the shares used for payment. Any additional shares received upon the exercise of an NSO have a tax basis equal to the amount of ordinary income realized by the participant and holding period beginning on the date of exercise.

     If the participant uses shares of Company common stock to pay the option price of an ISO, gain or loss is not generally recognized on the exchange. The equivalent number of shares received in exchange for the shares turned in have the basis and holding period of the shares turned in for capital gain or loss purposes. Any additional shares received have a zero basis with a holding period beginning on the exercise date. However, if Company common stock acquired upon a prior exercise of an ISO is transferred in payment for subsequent exercise of an ISO or NSO, before the requisite holding periods for the surrendered shares have been met, the optionee will recognize ordinary income on the gain resulting from the disposition of such shares. "Gain" for this purpose is defined as the lesser of i) the difference between the fair market value of the stock on the date of exercise of the first option and the option price of the first option, or ii) the difference between the fair market value of the stock on the date of exercise of the second option and the option price of the first option.

         Upon the exercise of a Stock Appreciation Right (SAR) a participant will be subject to ordinary income tax treatment on the cash plus the fair market value of shares of Company common stock received. The Company will be entitled to a tax deduction in the same amount as the ordinary income realized by the participant. A participant's basis in any stock acquired upon the exercise of an SAR is equal to the amount of ordinary income recognized excluding any cash received.

     In the case of a restricted stock award, a participant is not taxed upon the grant of any such award, but rather, the participant realizes ordinary income in an amount equal to the fair market value of Company common stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue Code [the "Code"]). The Company is entitled to a deduction at the time and in the amount that the participant realizes ordinary income, unless such amount exceeds the limit on compensation payable to executives pursuant to Section 162(m) of the Code. A participant may elect under
Section 83(b) of the Code (not later than 30 days after acquiring such restricted shares) to realize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to realize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

         It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the plan if the amendment is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the amendment had been in effect.

Stockholder Vote Required for Approval


         Approval of Proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal. The Board of Directors unanimously recommends a vote FOR Proposal 2.

                                   PROPOSAL 3


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors recommends that the firm of Coopers & Lybrand L.L.P. be appointed as independent public accountants for the Company for the year ending December 31, 1997. Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since 1965.

        Representatives of Coopers & Lybrand L.L.P. will be present at the meeting to make a statement if they wish to do so, and will be available to respond to appropriate questions raised by stockholders.


        Unless otherwise directed, the shares represented by the enclosed proxy card will be voted for the appointment of Coopers & Lybrand L.L.P. as independent public accountants for 1997. Approval of Proposal 3 requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal.

        The Board of Directors unanimously recommends a vote FOR Proposal 3.


                       DEADLINE FOR STOCKHOLDER PROPOSALS


     Stockholders who wish to submit written proposals for possible inclusion in next year's proxy statement must make certain that they are received no later than October 30, 1997. Proposals should be sent to the Corporate Secretary, The Hartford Steam Boiler Inspection and Insurance Company, One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024.


                    OTHER BUSINESS TO COME BEFORE THE MEETING

        The management does not know of any matters to be presented for consideration at the meeting other than the matters described in the Notice of Annual Meeting; but if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. Stockholders desiring to nominate persons for election as directors or to bring other business before stockholders at the meeting must provide the appropriate written notice required by the Company's Bylaws, copies of which are available upon request to the Corporate Secretary of the Company.

                        ADDITIONAL INFORMATION AVAILABLE

        THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY RECEIVE A COPY OF THE 10-K BY SENDING A WRITTEN REQUEST TO THE OFFICE OF THE TREASURER, THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY, ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024.

                      By Order of the Board of Directors,


                      R. K. PRICE
                      Corporate Secretary



                                       Printed on recycled paper

                                                          APPENDIX A

AMENDMENT AND RESTATEMENT TO THE 1995 STOCK OPTION PLAN

RESOLVED, that the following amendment shall be made to The Hartford Steam Boiler Inspection and Insurance Company 1995 Stock Option Plan (the "plan"), subject to approval by the holders of a majority of the shares voting at the stockholders' Annual Meeting scheduled to be held on April 24, 1997 [amendment is underlined]:

The first sentence of Section 1.5(a) of the plan shall be amended effective April 24, 1997 to read as follows:

The maximum number of shares which may be optioned or awarded under the plan shall be 1,850,000 shares of Stock.
         ---------

RESOLVED, that the plan be restated to reflect the above amendment.

                                                                     Appendix B


                                                       As amended and restated
                                                       effective 4/24/97

                      THE HARTFORD STEAM BOILER INSPECTION
                              AND INSURANCE COMPANY
                             1995 STOCK OPTION PLAN


                 ARTICLE I - PLAN ADMINISTRATION AND ELIGIBILITY

1.1      Purpose of Plan

         The purpose of the 1995 Stock Option Plan is to attract and retain persons of ability as employees of the Company and its Subsidiaries and to motivate such employees to exert their best efforts to contribute to the long-term growth of the Company by encouraging ownership in the Company. The Plan is further designed to promote a closer identity of interest between key employees and the Company's shareholders.

1.2      Definitions

          (a) "Appreciation" shall mean the excess of the Fair Market Value of a share over the specified option price per share multiplied by the number of shares subject to the option or portion thereof which is surrendered.

          (b) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (c) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (d) "Beneficiary" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Optionee. In the case where a Participant's right to shares of Restricted Stock vest as provided in Section 2.5(d) on or prior to the Participant's date of death, the term "Beneficiary" shall also mean the legal representative of the estate of the Participant or the person or persons who shall acquire the right to such vested shares of Stock by bequest or inheritance or by reason of the death of such Participant.

          (e)  "Board" shall mean the Board of Directors of the Company.

          (f) "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

                    (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                    (II) the  following  individuals  cease  for any  reason  to constitute a majority of the number of directors then serving: individuals who, on December 23, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 23, 1996 or whose appointment, election or nomination for election was previously so approved or recommended; or

                   (III) there is consummated a merger or  consolidation  of the
                         Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities
                         Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                    (IV) the  shareholders  of the  Company  approve  a plan  of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  Notwithstanding the foregoing, a "Change in Control"
                  shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (h)  "Committee" shall mean the Human Resources Committee of the Board
               or  any  future  committee  of  the  Board   performing   similar
               functions.

          (i) "Company" shall mean The Hartford Steam Boiler Inspection and Insurance Company and, except in determining under Section 1.2(f) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes this Plan by operation of law, or otherwise.

          (j) "Disability" shall mean any condition which would entitle an employee of the Company or a Subsidiary to receive benefits under the Company's Long-Term Disability Plan or any long-term disability plan maintained by the Subsidiary.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Stock as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Stock, for the next preceding date for which such a quotation is available. If shares of Company Stock are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee, in its sole discretion.

          (m)  "Incentive  Stock  Option"  shall  mean an  option  described  in
               Section 422 of the Code.

          (n) "Nonstatutory Stock Option" shall mean an option which does not qualify as an Incentive Stock Option under Section 422 of the Code.

          (o) "Optionee" shall mean an employee of the Company or a Subsidiary to whom an option is granted.

          (p) "Participant" shall mean an employee of the Company or a Subsidiary to whom an option is granted or to whom Restricted Stock is awarded.

          (q) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
               (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (r) "Plan" shall mean The Hartford Steam Boiler Inspection and Insurance Company 1995 Stock Option Plan, as amended.

          (s) "Restricted Stock" shall mean one or more shares of Stock awarded to an eligible employee under Section 2.5 of the Plan and subject to the terms and conditions set forth in Section 2.5.

          (t) "Retirement" shall mean the termination of employment under circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan or any Subsidiary's retirement plan.

          (u)  "Stock" shall mean the common stock of the Company.

          (v) "Stock Appreciation Right" shall mean a right to surrender to the Company all or any portion of an option and, as determined by the Committee, to receive in exchange therefor cash or whole shares of Stock (valued at current Fair Market Value) or a combination thereof having an aggregate value equal to the excess of the current Fair Market Value of one (1) share over the option price of one (1) share specified in such option grant multiplied by the number of shares subject to such option or the portion thereof which is surrendered.

          (w) "Subsidiary" shall mean any corporation of which at least 50% of the voting stock is owned by the Company and/or one or more of the Company's other Subsidiaries.

1.3      Administration

         The Plan shall be administered by the Committee as defined herein. No member of the Committee shall be eligible to be granted an option under the Plan. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan or for the continued qualification of any Incentive Stock Options granted hereunder. In addition, the Committee shall have the authority to designate the employees who shall be granted options and awarded Restricted Stock under the Plan and the amount and nature of the options, related rights and awards to be granted to each such employee. All interpretations of the Plan or of any options, related rights or awards issued under it made by the Committee shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder.

1.4      Eligibility

         Executive and middle management employees of the Company or its Subsidiaries shall be eligible to receive grants of stock options and awards of Restricted Stock under the Plan.

1.5      Stock Subject to the Plan

          (a) The maximum number of shares which may be optioned or awarded under the Plan shall be 1,850,000 shares of Stock. Preferred Stock may be used in lieu of grants of Stock under the Plan subject to further authorization of the Board of the Company. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Restricted Stock in any single calendar year for more than 100,000 shares of Stock. The limitation on the number of shares which may be optioned or awarded under the Plan or to an individual Participant shall be subject to adjustment under Section 3.2 of this Plan.

          (b) If any outstanding option under the Plan for any reason expires, lapses or is terminated, the shares of the Stock which were subject to such option shall be restored to the total number of shares available for grant pursuant to the Plan. Shares as to which there is a surrender in whole or in part of an option upon the exercise of a Stock Appreciation Right shall not again be available for grant pursuant to the Plan. Stock delivered upon the exercise of a Stock Appreciation Right shall not be charged against the number of shares of Stock available for the grant of options.

          (c) Upon the exercise of an option or a Stock Appreciation Right, or payment of a Restricted Stock award, the Company may distribute newly issued shares, or shares previously repurchased on behalf of the Company through a broker or other independent agent designated by the Committee. Such repurchases shall be subject to such rules and procedures as the Committee may establish hereunder and shall be consistent with such conditions as may be prescribed from time to time by law or by the Securities and Exchange Commission ("SEC") in any rule or regulation or in any exemptive order or no-action letter issued by the SEC to the Company or the broker with respect to the making of such purchase or otherwise.

ARTICLE II - OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK

2.1      Granting of Options

         The Committee may grant Incentive Stock Options (ISOs), Nonstatutory Stock Options or any combination thereof, provided that the aggregate Fair Market Value (determined at the time the option is granted) of the shares of Stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under this Plan and any other option plan of the Company or its Subsidiaries) shall not exceed $100,000. No such maximum limitation shall apply to Nonstatutory Stock Options.

2.2      Terms and Conditions of Options

         Each option granted under the Plan shall be authorized by the Committee and shall be evidenced by an instrument delivered to the Participant, in a form approved by the Committee, containing the following terms and conditions and such other terms and conditions as the Committee may deem appropriate.

         (a) Option Term - Each option shall specify the term for which the option thereunder is granted and shall provide that the option shall expire at the end of such term. In no event shall any option be exercisable any earlier than one year after the date of such grant. The Committee shall have authority to grant options exercisable in cumulative or non-cumulative installments. No option shall be exercisable after the expiration of ten years from the date upon which such option is granted. Notwithstanding anything to the contrary contained herein, in the event of a Change in Control, all outstanding options shall immediately become exercisable.

         (b) Option Price - The option price per share shall be determined by the Committee at the time an option is granted, and shall not be less than the Fair Market Value of one share of Stock on the date the option is granted.

         (c)      Exercise of Option -

                    (1) Options may be exercised only by written notice to the Company accompanied by the proper amount of payment for the shares.

                    (2) The Committee may postpone any exercise of an option or a Stock Appreciation Right or the delivery of Stock following the lapse of certain restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence
                         (i) to effect or maintain registration of the Plan or the shares issuable upon the exercise of the option or the Stock Appreciation Right or the lapse of certain restrictions respecting awards of Restricted Stock under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and Plan are exempt from such registration; the Company shall not be obligated by virtue of any option or any provision of the Plan to recognize the exercise of an option or the exercise of a Stock Appreciation Right or the lapse of certain restrictions respecting awards of Restricted Stock to sell or issue shares in violation of said Act or of the law of the government having jurisdiction thereof. Any such postponement shall not extend the term of an option; neither the Company nor its directors or officers shall have any obligation or liability to the Optionee of an option or Stock Appreciation Right, or to the Optionee's Beneficiary with respect to any shares as to which the option or Stock Appreciation Right shall lapse because of such postponement.

                    (3) To the extent an option is not exercised for the total number of shares with respect to which such options become exercisable, the number of unexercised shares shall accumulate and the option shall be exercisable, to such extent, at any time thereafter, but in no event later than ten years from the date the option was granted or after the expiration of such shorter period (if any) which the Committee may have established with respect to such option pursuant to Subsection (a) of this Section 2.2.

         (d) Payment of Purchase Upon Exercise - Payment for the shares as to which an option is exercised shall be made in one of the following ways:

                    (1) payment in cash of the full option price of the shares purchased;

                    (2) if permitted by the Committee, the delivery of Stock of the Company held by the purchaser for at least six months accompanied by the certificates therefor registered in the name of such purchaser and properly endorsed for transfer, having a Fair Market Value (as of the date of exercise) equal to the full option price; or

                    (3) if permitted by the Committee, a combination of cash and Stock (as described in (2) above) such that the sum of the amount of cash and the Fair Market Value of the Stock (as of the date of exercise) is equal to the full option price.

          (e) Nontransferability - No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution subject to Section 2.4 hereunder, unless the Committee shall permit (on such terms and conditions as it shall establish) such option to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, or to an
               "alternate participant" pursuant to a Qualified Domestic Relations Order as defined in the Code. During the lifetime of an Optionee, an option shall be exercisable only by such Optionee, or if applicable, a transferee. For purposes of Section 2.4 hereunder, a transferred option may be exercised by the transferee to the extent that the Participant would have been entitled had the option not been transferred.

          (f) Laws and Regulations - The Committee shall have the right to condition any issuance of shares to any Optionee or Participant hereunder upon such Optionee's or Participant's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. In the case of Stock issued or cash paid upon exercise of options or associated Stock Appreciation Rights, or the lapse of restrictions with respect to Restricted Stock awarded to a Participant under the Plan, the Optionee, Participant or other person receiving such Stock or cash shall be required to pay to the Company or a Subsidiary the amount of any taxes which the Company or Subsidiary is required to withhold with respect to such Stock or cash. The Company or a Subsidiary may, in its sole discretion, permit an Optionee or Participant or other person receiving such Stock or cash to satisfy any Federal, state or local (if any) tax withholding requirements, in whole or in part by (i) delivering to the Company or subsidiary shares of Stock held by such Optionee, Participant or other person having a Fair Market Value equal to the amount of the tax or (ii) directing the Company or Subsidiary to retain Stock otherwise issuable to the Optionee, Participant or other person under the Plan having a Fair Market Value equal to the amount of the tax. If Stock is used to satisfy tax withholding, such Stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          (g) Modification - The Committee shall have authority to modify an option without the consent of the Optionee, provided that such modification does not affect the exercise price or otherwise materially diminish the value of such option to the Optionee, and provided further, that except in connection with an amendment to the Plan, the Committee shall not have authority to make any modification to any particular option that materially increases the value of the option to the Optionee.

2.3      Stock Appreciation Rights

          (a) The Committee may, but shall not be required to, grant a Stock Appreciation Right to the Optionee either at the time an option is granted or by amending the option at any time during the term of such option. A Stock Appreciation Right shall be exercisable only during the term of the option with which it is associated. The Stock Appreciation Right shall be an integral part of the option with which it is associated and shall have no existence apart therefrom. The conditions and limitations of the Stock Appreciation Right shall be determined by the Committee and shall be set forth in the option or amendment thereto. An amendment granting a Stock Appreciation Right shall not be deemed to be a grant of a new option for purposes of the Plan.

          (b)  A Stock Appreciation Right may be exercised by:

               (1) filing with the Secretary of the Company a written election, which election shall be delivered by the Secretary to the Committee specifying:

                    (i)  the option or portion  thereof to be  surrendered;  and
                   (ii) the percentage of the Appreciation which the Optionee desires to receive in cash, if any; and

               (2) surrendering such option for cancellation or partial cancellation, as the case may be, provided, however, that any election to receive any portion of the Appreciation in cash shall be of no force or effect unless and until the Committee shall have consented to such election.

          (c) No election to receive any portion of the Appreciation in cash shall be filed with the Secretary and no Stock Appreciation Right shall be exercised to receive any cash unless such election and exercise shall occur during the period (hereinafter referred to as the "Cash Window Period") beginning on the third business day following the date of release for publication by the Company of a regular quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date. The Committee may consent to the election of a holder to receive any portion of the Appreciation in cash at any time after such election has been made. If such election is consented to, the Stock Appreciation Right shall be deemed to have been exercised during the Cash Window Period in which, or next occurring after which, the Optionee completed all acts required of such Optionee under the preceding paragraphs to exercise the Stock Appreciation Right. Any Stock Appreciation Right exercised during said Cash Window Period shall be valued and deemed exercised as of the date during such Cash Window Period when the average of the high and low prices for the shares of Stock as reported by the NYSE is the highest.

2.4 Exercise of Option or Stock Appreciation Right in the Event of Termination of Employment or Death

          (a) Options and associated Stock Appreciation Rights shall terminate immediately upon the termination of the Optionee's employment with the Company or a Subsidiary unless the written option instrument of such Optionee provides otherwise. The conditions established by the Committee in the instrument for exercising options and Stock Appreciation Rights following termination of employment are limited by the following restrictions.

               (1) If termination of employment is by reason of the death of the Optionee, no exercise by the Optionee's Beneficiary may occur more than two years after the Optionee's death.

               (2) If termination of employment is the result of Disability or Retirement, no exercise by the Optionee or his Beneficiary may occur more than two years following such termination of employment.

               (3) If termination of employment is for a reason other than death, Disability, Retirement or "involuntary termination for cause", no exercise by the Optionee may occur more than three months following such termination of employment. As used herein "involuntary termination for cause" shall mean termination of employment by reason of the Optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company or its Subsidiaries. Whether an involuntary termination is for "cause" will be determined in the sole discretion of the Committee.

          (b) If the Optionee should die after termination of employment, such termination being for a reason other than Disability, Retirement or involuntary termination for cause, but while the option is still exercisable, the option or associated Stock Appreciation Right, if any, may be exercised by the Beneficiary of the Optionee no later than one year from the date of termination of employment of the Optionee.

          (c) Under no circumstances may an option or Stock Appreciation Right be exercised by an Optionee or Beneficiary after the expiration of the term specified for the option.

2.5      Awarding of Restricted Stock

          (a) The Committee shall from time to time in its absolute discretion select from among the eligible employees the Participants to whom awards of Restricted Stock shall be granted and the number of shares subject to such awards. Each award of Restricted Stock under the Plan shall be evidenced by an instrument delivered to the Participant in such form as the Committee shall prescribe from time to time in accordance with the Plan. The Restricted Stock subject to such award shall be registered in the name of the Participant and held in escrow by the Committee during the Restricted Period (as defined herein).

          (b) Upon the award to a Participant of shares of Restricted Stock pursuant to Section 2.5(a), the Participant shall, subject to Subsection (c) of this Section 2.5, possess all incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

          (c) Shares of Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for a period of five years, or such shorter period as the Committee shall determine, from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate and any attempt to dispose of any such shares of Restricted Stock in contravention of such restrictions shall be null and void and without effect. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award. In no event shall the Restricted Period end with respect to awarded shares prior to the satisfaction by the Participant of any liability arising under Section 2.2(f).

          (d) The restrictions described in Section 2.5(c) shall lapse upon the completion of the Restricted Period with respect to specific shares of Restricted Stock and the Participant's right to such shares shall vest on such date or, if earlier, on the date that the Participant's employment terminates on account of the death, Disability or Retirement of the Participant. The Company shall deliver to the Participant, or the Beneficiary of such Participant, if applicable, within 30 days of the termination of the Restricted Period, the number of shares of Stock that were awarded to the Participant as Restricted Stock and with respect to which the restrictions imposed under Section 2.5(c) have lapsed, less any stock returned by the Company to satisfy tax withholding pursuant to Section 2.2(f), if applicable.

          (e) Except as provided in Sections 2.5(d) and (f), if the Participant's continuous employment with the Company or a Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the Participant and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

          (f) The Committee shall have the authority (and the instrument evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded to an employee hereunder on such terms and conditions as the Committee may deem appropriate.

          (g) In the event of a Change in Control, all restrictions on any outstanding shares of restricted stock shall lapse as of the date of such Change in Control.

ARTICLE III - GENERAL PROVISIONS

3.1      Authority

         Appropriate officers of the Company designated by the Committee are authorized to execute and deliver written instruments evidencing awards hereunder, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.

3.2      Adjustments in the Event of Change in Common Stock of the Company

         In the event of any change in the Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Stock at a price substantially below Fair Market Value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be obtained and sold under the Plan and the number and kind of shares subject to options in outstanding option instruments and the purchase price per share thereof and the number of shares of Restricted Stock awarded pursuant to Section 2.5(a) with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Any fractional shares resulting from such adjustments shall be eliminated. However, without the consent of the Optionee, no adjustment shall be made in the terms of an ISO which would disqualify it from treatment under Section 421(a) of the Code or would be considered a modification, extension or renewal of an option under Section 425(h) of the Code.

3.3      Rights of Employees

         The Plan and any  option  or award  granted  under  the Plan  shall not confer upon any Optionee or Participant any right with respect to continuance of employment by the Company or any Subsidiary nor shall they interfere in any way with the right of the Company or Subsidiary by which an Optionee or Participant is employed to terminate his employment at any time. The Company shall not be obligated to issue Stock pursuant to an option or an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. No Optionee shall have any rights as a shareholder with respect to any shares subject to option prior to the date of issuance to such Optionee of a certificate or certificates for such shares. Except as provided herein, no Participant shall have any rights as a shareholder with respect to any shares of Restricted Stock awarded to such Participant.

3.4      Amendment, Suspension and Discontinuance of the Plan

         The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without shareholder approval, take any of the following actions unless such actions fall within the provisions of Section 3.2 herein:

          (a)  increase the number of shares  reserved  for options  pursuant to
               Section 1.5;

          (b) alter in any way the class of persons eligible to participate in the Plan;

          (c) permit the granting of any option at an option price less than that provided under Section 2.2(b) hereof; or

          (d) extend the term of the Plan or the term during which any option may be granted or exercised.

         No amendment, suspension or discontinuance of the Plan shall impair an Optionee's rights under an option previously granted to an Optionee without the Optionee's consent.

3.5      Governing Law

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Connecticut.

3.6      Effective Date of the Plan

         The Plan as amended and restated shall be effective on April 18, 1995, subject to the requisite approval of shareholders. No option shall be granted pursuant to this Plan later than April 17, 2005, but options granted before such date may extend beyond it in accordance with their terms and the terms of the Plan.

EDGAR APPENDIX

The following is the text of the Company's 1997 form of proxy and memo to employees participating in Company plans:

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024 ANNUAL MEETING OF STOCKHOLDERS - APRIL 24, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Joel B. Alvord, Richard G. Dooley, Gordon W. Kreh and Lois D. Rice, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held on record by the undersigned on February 13, 1997 at the Annual Meeting of Stockholders to be held on April 24, 1997 or any adjournment thereof, upon all matters properly coming before said Annual Meeting including but not limited to the matters set forth on the reverse side, hereby revoking any proxy heretofore given.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

(Important - To be signed and dated on reverse side)

SEE REVERSE SIDE

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY 1866

THIS IS YOUR PROXY.  YOUR VOTE IS IMPORTANT


Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

COMPANY HIGHLIGHTS DURING 1996

Highlights of the Company's 1996 financial results include:

 - a 15.3% increase in net earned premium from insurance operations to $448.6 million.

 - an 11.9% increase in Engineering Services revenue to $55.8 million (excluding Radian International LLC)

 -   a  94.7  combined  ratio  -  far  better  than  the  industry   average  of
     approximately 107;

 -   a decline in the insurance expense ratio to 49.1% from 50.9%; and

 -   a 14.5% increase in net investment income to $32.3 million.


 - 1996 was also the 31st consecutive year that the Company paid increased dividends to stockholders.



/X/  Please mark votes as in this example.

The Board of Directors recommends a vote FOR proposals 1, 2 AND 3.

1.  Election of Directors.
    Nominees:  William B. Ellis, E. James Ferland and Wilson
    Wilde

    FOR ALL NOMINEES / /
    WITHHELD FROM ALL NOMINEES / /
    / /  -----------------------
    For all nominees except as noted above


2.  Approval of proposal to amend the 1995 Stock Option Plan.



/ /FOR
/ /AGAINST
/ /ABSTAIN

3.  Appointment of Independent public accountants.

/ /FOR
/ /AGAINST
/ /ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

MARK HERE IF YOU HAVE MADE COMMENTS / /

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and print title. Please date proxy and return in the enclosed post-paid return envelope.

Signature: --------------------------- Date:----------
Signature: --------------------------- Date:----------

To:  Employees of The Hartford Steam Boiler Inspection and Insurance Company

From:  R. K. Price, Senior Vice President and Corporate Secretary


Date:  March 27, 1997


If you are a participant in any of the Company's stock plans (Payroll Investment Plan, Employee Stock Ownership Plan, Thrift Incentive Plan - HSB Stock Fund, or the Stock Option and Restricted Stock Plan), you should receive proxy materials for this year's Annual Meeting to be held on April 24, 1997 through the U.S. mail shortly.

Annual reports were distributed under separate cover beginning on March 6, 1997 via bulk mail in order to save on postage expenses. HSB has used bulk mail for several years for this reason, and although cost effective, it can result in some delays in delivery. Proxy materials were distributed via first class mail separately beginning on March 26, 1997. You may receive additional copies of the materials if you hold shares registered other than in your name alone. You are encouraged to return any excess copies of the Annual Report to your department or Branch Office, and extra copies of the proxy statement to Jean Cohn at the Home Office.

Included with the proxy materials is a card upon which to register your vote in connection with actions proposed to be taken at the Annual Meeting. The proxy card lists the number of shares allocated to your account under each of the plans in which you participate, as well as any shares you hold directly. The following abbreviations are used to identify your holdings:

COM - Shares held directly or through the Payroll Investment
      Plan
RST - Restricted Stock held under the Stock Option and
      Restricted Stock Plan
TIP - Shares allocated to your account under the Thrift Incentive Plan if you participate in the HSB Stock Fund
ESO   - Shares allocated to your account under the Employee Stock Ownership Plan
      (ESOP)

If you hold shares jointly with another individual or as custodian for a minor's account, you will receive a separate card for that account.

Whether you own one share or a thousand, it is very important that your shares be represented at the Annual Meeting. As a shareholder, you have the right and an obligation to have your vote count at the Annual Meeting. I encourage you to use this opportunity by completing the proxy card and sending it back in the envelope provided.

If you do not receive your materials by April 7, or if you misplace your card, please contact Jean Cohn, Home Office, Ext. 5724.